Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1 (714) 889-2200

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

•	Fourth quarter revenues of $545 million grew 10% compared to Q4 last year

•	Full-year fiscal 2011 revenues grew 6% to $1.95 billion

•	Company earned pro-forma Adjusted EBITDA of $57 million for the quarter and $200 million for the full fiscal year

Huntington Beach, California, December 15, 2011—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the fourth fiscal quarter and full year ended October 31, 2011. Revenues grew 10% to $545.2 million as compared to $495.1 million in the fourth quarter of fiscal 2010 and grew 6% in constant currency. The company earned Pro-forma Adjusted EBITDA of $57.1 million in the quarter compared to $59.5 million earned in the fourth quarter of fiscal 2010. Pro-forma income from continuing operations was $10.8 million, or $0.06 per share, compared to $21.8 million, or $0.12 per share, in the fourth quarter of fiscal 2010. Pro-forma income for the fourth quarter of fiscal 2011 excludes $11.4 million of non-cash asset impairment charges, $8.0 million of restructuring costs and $76.6 million of income primarily related to the settlement of the company’s French tax audit. Including these pro-forma adjustments, income from continuing operations was $67.9 million, or $0.38 per share, compared to a loss of $23.1 million, or $0.15 per share, in the fourth quarter a year ago. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.

Consolidated net revenues for the full year of fiscal 2011 grew 6% to $1.95 billion compared to $1.84 billion in fiscal 2010 and grew 3% in constant currency. Pro-forma income from continuing operations for the full year of fiscal 2011 was $30.8 million, or $0.17 per share, and excludes a net $52.1 million of special charges. Of this amount, $86.0 million represents non-cash asset impairment charges, $18.7 million represents valuation allowances provided against deferred tax assets, $10.7 million represents the write-off of deferred debt issuance costs associated with previous financings and $5.9 million represents restructuring costs. These charges were partially offset by $69.3 million of income related to the tax settlement in the fourth quarter. Including these amounts, loss from continuing operations was $21.3 million, or $0.13 per share, compared to $11.5 million, or $0.09 per share, for the full year of fiscal 2010. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.

Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We’re pleased to report another quarter of solid financial results and we exit 2011 in great shape to deliver improved performance in 2012 in line with our long-term plans. We made investments in fiscal 2011 to deliver better products from each of our brands, but we are most encouraged by the performance of our Roxy brand, which continues to gain traction in the marketplace and whose revenue performance compared to prior periods has improved steadily in each of the past five quarters. Additionally, despite particularly challenging consumer environments in parts of Europe and Australasia, we continue to see solid growth in our emerging and developing markets around the world.”

Net revenues in the Americas increased 13% during the fourth quarter of fiscal 2011 to $249.8 million from $221.8 million in the fourth quarter of fiscal 2010. As measured in U.S. dollars and reported in the financial statements, European net revenues increased 11% during the fourth quarter of fiscal 2011 to $212.5 million from $190.7 million in the

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

fourth quarter a year ago. In constant currency, European segment net revenues increased 6% compared to the fourth quarter of fiscal 2010. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues increased 2% during the fourth quarter of fiscal 2011 to $81.8 million from $80.4 million in the fourth quarter of fiscal 2010. In constant currency, Asia/Pacific segment net revenues decreased 7% compared to the fourth quarter a year ago. Please refer to the accompanying tables in order to better understand the impact of foreign currency exchange rates on revenue trends in the European and Asia/Pacific segments.

For the full year of fiscal 2011, net revenues in the Americas increased 8% to $914.4 million. As measured in U.S. dollars and reported in the financial statements, European net revenues increased 4% during the full year of fiscal 2011 to $761.1 million. In constant currency, European net revenues increased 1% compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues increased 5% to $272.5 million for the full year of fiscal 2011. In constant currency, Asia/Pacific net revenues decreased 8% compared to the prior year.

Consolidated inventories increased to $347.8 million at October 31, 2011 as compared to $268.0 million at October 31, 2010. Consolidated trade accounts receivable increased to $397.1 million at October 31, 2011 from $368.4 million at October 31, 2010.

Q4 Highlights

•

The company’s same store sales in its Americas region were up 16% compared to the same quarter a year ago, continuing a run of strong performance in company-owned stores. Additionally, fourth quarter same store sales in its European region turned positive for the first time in 6 fiscal quarters.

•

The company’s Roxy brand continued to build momentum in the fourth quarter. Since refocusing the brand in the image of its original California surfing roots and making key changes within the brand management team, Roxy has delivered five consecutive quarters of continually improving revenue comparisons to prior year periods.

•

Legendary Quiksilver team rider Kelly Slater clinched his unprecedented 11th ASP World Surf Championship as he dominated this year’s tour by winning three events and earning Top 5 finishes in each of the nine events that counted toward his championship point total.

About Quiksilver:

Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.

The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.

Forward looking statements:

This press release contains forward-looking statements including but not limited to statements regarding the company’s new growth initiatives and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

* * * * *

NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at

www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
In thousands, except per share amounts	2011	2010
Revenues, net	$545,201	$495,119
Cost of goods sold	262,124	230,040

Gross profit	283,077	265,079

Selling, general and administrative expense	247,593	222,335
Asset impairments	11,763	8,432

Operating income	23,721	34,312

Interest expense	14,081	50,567
Foreign currency loss	5,775	463

Income (loss) before (benefit) provision for income taxes	3,865	(16,718)

(Benefit) provision for income taxes	(64,252)	5,244

Income (loss) from continuing operations	$68,117	$(21,962)
Income from discontinued operations	—	1,009

Net income (loss)	$68,117	$(20,953)
Less: net income attributable to non-controlling interest	(219)	(1,107)

Net income (loss) attributable to Quiksilver, Inc.	$67,898	$(22,060)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc.	$0.42	$(0.15)

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.01

Net income (loss) per share attributable to Quiksilver, Inc.	$0.42	$(0.14)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.38	$(0.15)

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.01

Net income (loss) per share attributable to Quiksilver, Inc., assuming dilution	$0.38	$(0.14)

Weighted average common shares outstanding	163,117	158,379

Weighted average common shares outstanding, assuming dilution	179,742	158,379

Amounts attributable to Quiksilver, Inc.:

Income (loss) from continuing operations	$67,898	$(23,069)
Income from discontinued operations	—	1,009

Net income (loss)	$67,898	$(22,060)

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Fiscal Year Ended October 31,
In thousands, except per share amounts	2011	2010
Revenues, net	$1,953,061	$1,837,620
Cost of goods sold	929,227	870,372

Gross profit	1,023,834	967,248

Selling, general and administrative expense	895,949	832,066
Asset impairments	86,373	11,657

Operating income	41,512	123,525

Interest expense	73,808	114,109
Foreign currency gain	(111)	(5,917)

(Loss) income before (benefit) provision for income taxes	(32,185)	15,333

(Benefit) provision for income taxes	(14,315)	23,433

Loss from continuing operations	$(17,870)	$(8,100)
Income from discontinued operations	—	1,830

Net loss	$(17,870)	$(6,270)
Less: net income attributable to non-controlling interest	(3,388)	(3,414)

Net loss attributable to Quiksilver, Inc.	$(21,258)	$(9,684)

Loss per share from continuing operations attributable to Quiksilver, Inc.	$(0.13)	$(0.09)

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.01

Net loss per share attributable to Quiksilver, Inc.	$(0.13)	$(0.07)

Loss per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$(0.13)	$(0.09)

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.01

Net loss per share attributable to Quiksilver, Inc., assuming dilution	$(0.13)	$(0.07)

Weighted average common shares outstanding	162,430	135,334

Weighted average common shares outstanding, assuming dilution	162,430	135,334

Amounts attributable to Quiksilver, Inc.:

Loss from continuing operations	$(21,258)	$(11,514)
Income from discontinued operations	—	1,830

Net loss	$(21,258)	$(9,684)

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

Information related to operating segments is as follows (unaudited):

	Three Months Ended October 31,
In thousands	2011	2010
Revenues, net:
Americas	$249,788	$221,754
Europe	212,522	190,692
Asia/Pacific	81,843	80,377
Corporate operations	1,048	2,296

	$545,201	$495,119

Gross Profit:
Americas	$117,575	$106,643
Europe	121,644	114,788
Asia/Pacific	42,973	44,026
Corporate operations	885	(378)

	$283,077	$265,079

SG&A Expense:
Americas	$104,804	$87,167
Europe	89,999	92,159
Asia/Pacific	38,988	35,403
Corporate operations	13,802	7,606

	$247,593	$222,335

Asset Impairments:
Americas	$3,426	$6,747
Europe	1,331	1,685
Asia/Pacific	7,006	—
Corporate operations	—	—

	$11,763	$8,432

Operating Income (Loss):
Americas	$9,345	$12,729
Europe	30,314	20,944
Asia/Pacific	(3,021)	8,623
Corporate operations	(12,917)	(7,984)

	$23,721	$34,312

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

Information related to operating segments (continued):

	Fiscal Year Ended October 31,
In thousands	2011	2010
Revenues, net:
Americas	$914,406	$843,078
Europe	761,100	728,952
Asia/Pacific	272,479	260,578
Corporate operations	5,076	5,012

	$1,953,061	$1,837,620

Gross Profit:
Americas	$425,607	$390,249
Europe	453,727	436,088
Asia/Pacific	144,815	141,197
Corporate operations	(315)	(286)

	$1,023,834	$967,248

SG&A Expense:
Americas	$360,921	$324,683
Europe	340,387	340,138
Asia/Pacific	147,949	128,207
Corporate operations	46,692	39,038

	$895,949	$832,066

Asset Impairments:
Americas	$3,891	$8,686
Europe	1,331	1,785
Asia/Pacific	81,151	1,186
Corporate operations	—	—

	$86,373	$11,657

Operating Income (Loss):
Americas	$60,795	$56,880
Europe	112,009	94,165
Asia/Pacific	(84,285)	11,804
Corporate operations	(47,007)	(39,324)

	$41,512	$123,525

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

GAAP TO PRO-FORMA RECONCILIATION (Unaudited)

	Three Months Ended October 31,
In thousands, except per share amounts	2011	2010
Income (loss) from continuing operations attributable to Quiksilver, Inc.	$67,898	$(23,069)
Non-cash asset impairment charges, net of tax of $328 (2011) and $556 (2010)	11,435	7,876
Restructuring charges, net of tax of $0 (2011) and $658 (2010)	8,038	2,612
Effect of Asia/Pacific tax valuation allowance	(7,266)	—
FIN 48 tax adjustment	(69,285)	—
Non-cash interest charges, net of tax of $0 (2011 and 2010)	—	34,419

Pro-forma income from continuing operations	$10,820	$21,838

Pro-forma income per share from continuing operations	$0.07	$0.14

Pro-forma income per share from continuing operations, assuming dilution	$0.06	$0.12

Weighted average common shares outstanding	163,117	158,379

Weighted average common shares outstanding, assuming dilution	179,742	177,020

	Fiscal Year Ended October 31,
In thousands, except per share amounts	2011	2010
Loss from continuing operations attributable to Quiksilver, Inc.	$(21,258)	$(11,514)
Non-cash asset impairment charges, net of tax of $328 (2011) and $1,172 (2010)	86,045	10,485
Effect of Asia/Pacific tax valuation allowance	18,714	—
Non-cash interest charges, net of tax of $4,618 (2011) and $0 (2010)	10,691	34,419
Restructuring charges, net of tax of $0 (2011) and $929 (2010)	5,920	10,224
FIN 48 tax adjustment	(69,285)	—
Stock compensation expense	—	5,240
Gain from sale of Raisins trademarks	—	(1,252)

Pro-forma income from continuing operations	$30,827	$47,602

Pro-forma income per share from continuing operations	$0.19	$0.35

Pro-forma income per share from continuing operations, assuming dilution	$0.17	$0.31

Weighted average common shares outstanding	162,430	135,334

Weighted average common shares outstanding, assuming dilution	182,049	151,954

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended October 31,
In thousands	2011	2010
Income (loss) from continuing operations attributable to Quiksilver, Inc.	$67,898	$(23,069)
(Benefit) provision for income taxes	(64,252)	5,244
Interest expense	14,081	50,567
Depreciation and amortization	15,105	13,646
Non-cash stock-based compensation expense	4,498	1,417
Non-cash asset impairments	11,763	8,432

Adjusted EBITDA	$49,093	$56,237
Restructuring charges	8,038	3,270

Pro-forma Adjusted EBITDA	$57,131	$59,507

	Twelve Months Ended October 31,
In thousands	2011	2010
Loss from continuing operations attributable to Quiksilver, Inc.	$(21,258)	$(11,514)
(Benefit) provision for income taxes	(14,315)	23,433
Interest expense	73,808	114,109
Depreciation and amortization	55,259	53,861
Non-cash stock-based compensation expense	14,414	12,831
Non-cash asset impairments	86,373	11,657

Adjusted EBITDA	$194,281	$204,377
Restructuring and other special charges	5,920	9,901

Pro-forma Adjusted EBITDA	$200,201	$214,278

Definition of Adjusted EBITDA:

Adjusted EBITDA is defined as income (loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each operating segment. As such, this methodology does not account for movements in individual currencies within a segment (for example, non-euro currencies within our European segment and Japanese yen within our Asia/Pacific segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended October 31, 2010 and 2011 (in thousands):

	Americas	Europe	Asia/Pacific	Corporate	Total
Historical currency (as reported)
October 31, 2010	$221,754	$190,692	$80,377	$2,296	$495,119
October 31, 2011	249,788	212,522	81,843	1,048	545,201
Percentage increase	13%	11%	2%		10%

Constant currency (current year exchange rates)
October 31, 2010	$221,754	$200,451	$88,272	$2,296	$512,773
October 31, 2011	249,788	212,522	81,843	1,048	545,201
Percentage increase (decrease)	13%	6%	(7%)		6%

Quiksilver, Inc. Reports Fourth Quarter and Fiscal Year 2011 Results

December 15, 2011

The following table presents revenues by segment in both historical currency and constant currency for the fiscal years ended October 31, 2010 and 2011 (in thousands):

	Americas	Europe	Asia/Pacific	Corporate	Total
Historical currency (as reported)
October 31, 2010	$843,078	$728,952	$260,578	$5,012	$1,837,620
October 31, 2011	914,406	761,100	272,479	5,076	1,953,061
Percentage increase	8%	4%	5%		6%

Constant currency (current year exchange rates)
October 31, 2010	$843,078	$753,557	$294,815	$5,012	$1,896,462
October 31, 2011	914,406	761,100	272,479	5,076	1,953,061
Percentage increase (decrease)	8%	1%	(8%)		3%

CONSOLIDATED SELECTED BALANCE SHEET INFORMATION (Unaudited)

	October 31,
In thousands	2011	2010
Cash and cash equivalents	$109,753	$120,593
Trade accounts receivable, net	397,089	368,428
Inventories	347,757	268,037
Lines of credit and long-term debt	747,686	728,773